SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 18, 2005 (August 14, 2005)
DOCUCORP INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	00-1033864	75-2690838
(State of	(Commission File	(IRS employment
incorporation)	Number)	identification no.)
5400 LBJ Freeway, Suite 300
Dallas, Texas 75240
(Address of principal executive offices)
Registrant’s telephone number, including area code 214-891-6500
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01. Financial Statements and Exhibits
Amended/Restated Bylaws

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     At a meeting of its board of directors, dated August [14], 2005, the Company amended and restated its bylaws in accordance with applicable provisions of the Delaware General Corporation Laws. The bylaws were originally adopted prior to the Company’s initial public offering in 1997. Accordingly, several changes reflect general updating since that date. In addition, the new bylaws reflect certain substantive amendments, which are summarized as follows:
Article I: Changes have been made to remove unnecessary restriction on the board’s authority to determine the registered agent and fiscal year.
Article II: Language has been added to conform the shareholder meeting provisions to the public company environment, including public company quorum and voting rules, how proxies can be transmitted through the brokerage community, how an annual meeting is conducted and how shareholders can make proposals. The proposal provisions are also designed to conform to the Company’s proxy statement disclosures regarding the potential for greater shareholder involvement in the director nomination process.
Article III: Language has been added to remove the prescribed roles of the secretary and vice presidents in board meetings and also more clearly indicate that non-cash compensation of directors is permitted.
Article IV: Language has been added to allow more modern notice methods, including electronic transmission of notices.
Article V: By removing specific officer titles and designated responsibilities, this article now returns more flexibility to the board of directors.
Article VII:. Unnecessary restrictions on the board’s flexibility regarding the corporate seal, annual financials and shareholder inspections have been removed.
Item 9.01. Financial Statements and Exhibits
(c) Exhibits.

           Exhibit 99.1 — Amended and Restated Bylaws of Docucorp International, Inc.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOCUCORP INTERNATIONAL, INC.
Date: August 18, 2005	By:	/s/ John H. Gray
John H. Gray,
Senior Vice President, Finance and Administration

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